UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SAFETY QUICK LIGHTING & FANS CORP.

(Exact name of registrant as specified in its charter)

Florida	46-3645414
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
4400 North Point Parkway, Suite 154 Alpharetta, GA	30022
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-197821

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share

(Title of Class)

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the common stock, no par value per share, of Safety Quick Lighting & Fans Corp., a Florida corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the Registrant’s Prospectus dated and filed on October 23, 2014 with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, which description is herein incorporated by reference.

Item 2. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of Registrant. (1)
3.2	Bylaws of Registrant. (1)
10.1	GE Trademark License Agreement, dated as of June 15, 2011, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC. (1)
10.2	First Amendment to Trademark License Agreement, dated as of April 17, 2013, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC. (1)
10.3	Form of Security Purchase Agreement for the Notes Offering closed November 26, 2013. (1)
10.4	Form of Registration Rights Agreement for the Notes Offering closed November 26, 2013. (1)
10.5	Form of Note Subscription Agreement for the Notes Offering closed November 26, 2013. (1)
10.6	Form of Common Stock Purchase Warrant for the Notes Offering closed November 26, 2013. (1)
10.7	Form of Secured Convertible Promissory Note for the Notes Offering closed November 26, 2013. (1)
10.8	Form of Voting Agreement. (1)
10.9	Office Lease, dated as of December 17, 2013, by and between Metzler One Buckhead Plaza, L.P. and Safety Quick Light LLC. (1)
10.10	Trademark Assignment, dated November 14, 2013, by and between Safety Quick Light LLC and Safety Quick Lighting & Fans Corp. (1)
10.11	Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp. (1)
10.12	Assignment, dated November 13, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp. (1)
10.13	Patent Assignment, dated November 14, 2013, by and between Safety Quick Light Ltd. and Safety Quick Lighting & Fans Corp. (1)
10.14	Trademark Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp. (1)
10.15	Loan Agreement, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia. (1)
10.16	U.S. Small Business Administration Note, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia. (1)
10.17	Allonge Modifying Note, dated August 30, 2012, by and between Safety Quick Light LLC and Signature Bank of Georgia. (1)
10.18	Consent Agreement, dated as of November 14, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia. (1)
10.19	Amendment No. 1 to Consent Agreement, dated as of November 21, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia. (1)
10.20	Form of Lock-Up Agreement. (3)
10.21	DSI Marketing Agreement. (1)

10.22	Amended and Restated Executive Employment Agreement, dated as of March 26, 2014, by and between Safety Quick Lighting & Fans Corp. and James R. Hills. (1)
10.23	Consulting Agreement, dated as of November 1, 2013, by and between Safety Quick Lighting & Fans Corp. and Rani Kohen. (1)
10.24	Form of Security Purchase Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014. (1)
10.25	Form of Registration Rights Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014. (1)
10.26	Form of Note Subscription Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014. (1)
10.27	Form of Common Stock Purchase Warrant for the Notes Offering closed May 8, 2014 and June 25, 2014.
10.28	Form of Secured Convertible Promissory Note for the Notes Offering closed May 8, 2014 and June 25, 2014. (1)
10.29	Form of Common Stock Purchase Warrant, issued by the Registrant to March and July 2012 investors. (1)
10.30	Form of Stock Option Agreement. (1)
10.31	Second Amendment to Trademark License Agreement, dated as of August 13 2014, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC. (2)
10.32	Agreement and Mutual Release and Waiver, dated November 21, 2014, between the Company and James R. Hills. (4)
10.33	Executive Employment Agreement, dated November 21, 2014, between the Company and John P. Campi. (4)
10.34	Form of Agreement and Waiver, dated December 10, 2014, between the Registrant and 2012 Investors. (5)
10.35	Form of Letter Agreement, dated January 23, 2014, between the Registrant and holders of Notes dated November 26, 2013, to convert Interest Due and/or Filing Default Damages and Effectiveness Default Damages into shares of the Registrant’s common stock. (5)
10.36	Form of Letter Agreement, dated January 23, 2014, between the Registrant and holders of Notes dated May 8, 2014, to convert Filing Default Damages and Effectiveness Default Damages into shares of the Registrant’s common stock. (5)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on August 1, 2014.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1/A filed with the U.S. Securities and Exchange Commission on September 22, 2014.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1/A filed with the U.S. Securities and Exchange Commission on October 6, 2014.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 26, 2014.
(5)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2015.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SAFETY QUICK LIGHTING & FANS CORP.
(Registrant)
Date: April 6, 2015	By:	/s/ John P. Campi
	Name:	John P. Campi
	Title:	Chief Executive Officer